UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alexandria Real Estate Equities, Inc. (“Alexandria”) held its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) on May 22, 2018. At the 2018 Annual Meeting, Alexandria’s stockholders approved the amendment and restatement of the Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan (as amended and restated, the “Amended 1997 Incentive Plan”). Alexandria’s Board of Directors approved the Amended 1997 Incentive Plan in April 2018, subject to, and effective upon, approval by Alexandria’s stockholders at the 2018 Annual Meeting. The primary purposes of the amendment and restatement are to:

(i)	decrease the aggregate number of shares of Alexandria’s common stock reserved for issuance available for grant from 3,631,394 shares to 3,000,000 shares;

(ii)	eliminate the “fungible share counting” structure of the share reserve so that each share issued pursuant to any type of award reduces the share reserve by one share.

A more detailed summary of the changes adopted in the Amended 1997 Incentive Plan is set forth in Alexandria’s definitive proxy statement for the 2018 Annual Meeting, filed with the Securities and Exchange Commission on April 20, 2018 (the “2018 Proxy Statement”). The foregoing summary and the summary contained in the 2018 Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended 1997 Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As noted above in Item 5.02, Alexandria held its 2018 Annual Meeting on May 22, 2018. At the 2018 Annual Meeting, there were present in person or by proxy 95,419,953 shares of Alexandria’s common stock, representing stockholders entitled to cast approximately 93% of the total outstanding eligible votes and constituting a quorum. Set forth below are the voting results for the four proposals considered and voted upon at the 2018 Annual Meeting, all of which were described in the 2018 Proxy Statement:

1.    Election of Directors
Alexandria’s stockholders elected, by the votes indicated below, eight persons to serve as directors of Alexandria until its 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The following sets forth the results of the voting with respect to each candidate:

Director	For	Against	Abstained	Broker Non-Vote (1)
Joel S. Marcus	90,652,524	2,918,373	26,668	1,822,388
Steven R. Hash	91,020,009	2,550,781	26,775	1,822,388
John L. Atkins, III	69,374,853	23,305,266	917,446	1,822,388
James P. Cain	71,352,268	22,218,418	26,879	1,822,388
Maria C. Freire, Ph.D.	71,442,422	22,128,466	26,677	1,822,388
Richard H. Klein	87,777,687	5,784,041	35,837	1,822,388
James H. Richardson	91,514,619	2,056,178	26,768	1,822,388
Michael A. Woronoff	92,596,535	964,380	36,650	1,822,388

(1)
Broker non-votes represent proxies that are uninstructed on a proposal and submitted by brokers or other nominees who lack discretionary authority to vote on the proposal absent instructions from the beneficial owner of shares of stock.

2.    Approval of the Amendment and Restatement of the 1997 Incentive Plan
Alexandria’s stockholders voted to approve the amendment and restatement of the Amended 1997 Incentive Plan. 86,820,150 votes were cast “for” the amendment and restatement, 5,818,474 votes were cast “against” the amendment and restatement and 958,941 votes abstained. Additionally, there were 1,822,388 broker non-votes for this proposal.

3.    Non-binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers
Alexandria’s stockholders voted upon, on a non-binding, advisory basis, whether to approve the compensation of its named executive officers, as disclosed in Alexandria’s 2018 Proxy Statement. 85,254,149 votes were cast “for” the approval, 8,300,592 votes were cast “against” the approval and 42,824 votes abstained. Additionally, there were 1,822,388 broker non-votes for this proposal.

4.    Ratification of Appointment of Independent Public Registered Accountants
Alexandria’s stockholders voted to ratify the appointment of Ernst & Young LLP as Alexandria’s independent registered public accountants for the fiscal year ending December 31, 2018. 93,200,751 votes were cast “for” the ratification, 2,188,291 votes were cast “against” the ratification and 30,911 votes abstained. Additionally, there were no broker non-votes for this proposal.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Exhibit Title
10.1	Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	May 23, 2018	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer